                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 5th day of March, 1999, by and between AIDS RESEARCH Alliance (ALLIANCE), a California nonprofit public benefit corporation having an office at 621A North San Vicente Boulevard, West Hollywood, California 90069, and Steroidogenesis Inhibitors International Corporation (SII), a Nevada corporation having an office at 2001 E. Flamingo Road, Suite 100-B, Las Vegas. NV 89119.

I. Purpose

         This agreement is intended to enable Alliance and SII to obtain an initial evaluation, through a trial to be conducted by Alliance in accordance with a protocol that has been approved by both parties, of the positive and negative effects on human subjects of an experimental drug developed by SII and known as Anticort. SII will provide sufficient quantities of Anticort for the trial. Alliance will conduct and compile the results of the trial in accordance with this agreement and the protocol.

II. Anticort Trial Protocol

         The Anticort trial shall be conducted in accordance with this agreement and the protocol (the Protocol) approved by both Alliance and SII attached as Exhibit A hereto. No modification, revision or amendment to the Protocol shall be valid or effective for any purpose unless in writing and duly executed by both Alliance and SII in the same manner as the Protocol attached as Exhibit A hereto.

III. Delivery of Anticort

         Throughout the course of the trial, SII shall deliver to Alliance such quantities of Anticort as are, in the judgment of Alliance, sufficient to enable Alliance to conduct the trial in accordance with the Protocol. All Anticort delivered to Alliance shall have been manufactured, finished and filled in accordance with the Good Manufacturing Practice regulations promulgated by the United States Food and Drug Administration in Title 21 of the Code of Federal Regulations, and packaged in a condition that permits consumption by humans in accordance with all applicable laws and regulations of the State of California.

IV. Implementation of the Protocol

    (a) Upon receipt of Anticort from SII in accordance with Section III Alliance shall, subject to sections IV and XI, make all reasonable efforts to implement the Protocol.

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        SII shall consult and cooperate with Alliance on all aspects of and at all times during the course of the Anticort trial.

    (b) SII shall be responsible for payment of the costs of conducting the Anticort trial in accordance with this section IV and section XI. Alliance and SII agree that, based on the best information available to each of them as of the execution of this agreement, the total costs of the Anticort trial are, unless adjusted or revised in accordance with paragraph (c) of this section IV, not expected to exceed the amount shown on the budget attached as Exhibit B to this agreement. SII shall, upon execution of this agreement, pay to Alliance the sum of $226,885.75, representing an initial installment payment of thirty-five percent (35%) of the total costs projected in the attached budget. The balance of the budget amount shall be placed in an escrow account at the bank of Alliance's direction. Interest earned while the funds are in the escrow account shall accrue to the benefit of SII. Funds may be withdrawn from the escrow account by Alliance in the amount equal to the percentage of such costs, as adjusted or revised pursuant to paragraph
        (c) of this section IV upon reaching the milestones indicated in the following table:

                                                 Amount (unless
Installment            % of Total              budget amended per
  Number                 Budget                    section IV)                    Due Upon
--------------------------------------------------------------------------------------------------
                                                                         Enrollment of the first
     2                     5%                      $32,412.25            cohort of patients (the
                                                                         first dose level of the
                                                                         study - per the protocol)
--------------------------------------------------------------------------------------------------
                                                                         Completion of Week 4
     3                     5%                      $32,412.25            (Day 21) of the first
                                                                         cohort.
--------------------------------------------------------------------------------------------------
                                                                         Enrollment of the second
     4                     5%                      $32,412.25            cohort of patients (the
                                                                         second dose level of the
                                                                         study - per the protocol)
--------------------------------------------------------------------------------------------------
                                                                         Completion of Week 4
     5                     5%                      $32,412.25            (Day 21) of the second
                                                                         cohort.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                         Enrollment of the third
     6                     5%                      $32,412.25            cohort of patients (the
                                                                         third dose level of the
                                                                         study - per the protocol)
--------------------------------------------------------------------------------------------------
                                                                         Completion of Week 4
     7                     5%                      $32,412.25            (Day 211) of the third
                                                                         cohort.
--------------------------------------------------------------------------------------------------
                                                                         Enrollment of the fourth
     8                     5%                      $32,412.25            cohort of patients (the
                                                                         fourth dose level of the
                                                                         study - per the protocol)
--------------------------------------------------------------------------------------------------
                                                                         Completion of Week 4
     9                     5%                      $32,412.25            (Day 21) of the fourth
                                                                         cohort.
--------------------------------------------------------------------------------------------------
                                                                         Completion of Week 11
    10                     10%                     $64,824.5             (Day 70) of all patients
                                                                         in all four cohorts.
--------------------------------------------------------------------------------------------------
                                                                         Delivery of all study data
 11 (final)                10%                     $64,824.5             and the study report, as
                                                                         provided for in the
                                                                         Protocol.
--------------------------------------------------------------------------------------------------

           (c) The amount of costs projected in the budget may be adjusted or revised at such times and in such amounts as may be agreed upon by Alliance and SII in connection with any modification, revision or amendment to the Protocol. Study participants who drop out of the study prior to completion will be replaced with additional participants. Such replacements, if there are any, shall increase the budget accordingly. Alliance shall be paid on a pro-rata basis for any participants who drop out of the study, pursuant to the visit-based, line-item budget. Any augmentations to the budget necessitated by the replacement of drop-outs shall be paid in the 10th installment, prior to the final delivery of the study data and study report.

           (d) SII may rely on the clinical study monitor hired by SII to monitor this study to verify that budget milestones have been reached.

V. Representations and Warranties By SII

         SII hereby represents and warrants to Alliance that it has clear and unencumbered legal right and title to the use of Anticort, and that the delivery to Alliance of Anticort and the use of Anticort pursuant to this agreement does not and will not constitute a breach, infringement or other invasion of the rights of any other individual, corporation or other entity to own, license, exploit, possess or use for any purpose Anticort or any other substance, product or tangible thing which any third party may claim Anticort is derived from or is in any way related to.

VI. Audits or Investigations

         For a period commencing with the execution of this agreement and continuing through the end of the fifth anniversary of the date on which the administration of Anticort to a human subject during the Anticort trial last occurred, Alliance and SII each agree to notify the other within three business days of the receipt of any inquiry from, or notice of an audit or investigation of the Anticort trial by, any federal, state or local regulatory or enforcement agency, and shall consult with each other prior to responding to any such inquiry, audit or investigation.

VII. Ownership and Publication of Data, Results and Papers

         (a) Subject to paragraphs (b), (c) and (d) of this section VII, all writings of any kind and description delivered by either party to the other concerning Anticort, or containing data from or results of the Anticort trial, shall be owned by the author thereof and shall not be disclosed or delivered to any third party for any purpose, other than pursuant to an order from a court of competent jurisdiction, without the express written consent of the owner.

         (b) Notwithstanding paragraph (a) of this section VII, Alliance or SII may prepare formal research papers concerning the Anticort trial on a joint or independent basis provided, however, (i) that each party shall provide due credit for and acknowledgment of the role played by the other in the design and implementation of the Anticort trial, (ii) that each party preparing a paper on an independent basis shall provide the other with thirty (30) calendar days notice in advance of the initial submission thereof, on a formal or informal basis, to a publication, academic institution, professional society or other organization and shall, upon request by written notice received at least three
(3) calendar days prior to the date for such initial submission, permanently delete from the manuscript of such paper all reference to or credit for the participation of the other party and (iii) upon request by written notice from SII to Alliance of an intent to file a patent application for or in any way relating to Anticort. Alliance shall delay the initial submission of any paper for a period of ninety (90) days from receipt of such notice.

         (c) Notwithstanding paragraph (a) of this section VII, each party may, upon the express written consent of the other party, disclose the existence of the Anticort trial and the participation of the other party therein through one or more communications to third parties.

         (d) Notwithstanding paragraph (a) of this section VII, Alliance expressly acknowledges and agrees that any and all patents, patent applications, intellectual property and any and all inventions, discoveries, indications, treatments, improvements, new technologies or other developments, whether patentable or unpatentable and regardless of whether copyrightable (the "Discoveries"), resulting from or arising out of the Anticort trial shall at all times be and remain the sole and exclusive property of SII, and that Alliance and its employees or agents shall execute and deliver to SII all instruments required to confirm, convey or assign exclusive ownership of the Discoveries in or to SII. SII hereby grants to Alliance a royalty-free nonexclusive right to use the Discoveries in the course of the Anticort trial and in any research undertaken by Alliance in the future on a nonprofit basis, and to publish its findings with respect thereto in accordance with paragraph (b) of this section VII.

VIII. Indemnification

         SII and Alliance shall each indemnify, defend and save harmless the other, and the directors, officers, employees and agents thereof, from and against any and all liability, losses, damages errors and omissions and/or expense arising from or relating to the Anticort trial, including, but not limited to, defense costs and legal fees, as follows:

         (a) SII shall indemnify Alliance from and against all claims for damages for personal injury arising from, resulting or allegedly resulting from the Anticort trial including, without limitation, bodily injury, emotional distress, death, or other personal injury of any kind or description provided that such personal injury is not attributable to the negligence or wrongful act of Alliance or its agents and employees. Negligence or wrongful act shall include the conduct of research contrary to the Protocol in one or more material respects.

         (b) Alliance shall indemnify SII from and against all claims for damages for personal injury arising from, resulting or allegedly resulting from the Anticort trial attributable to the negligence or wrongful act of Alliance or its agents and employees including, without limitation, bodily injury, emotional distress, death, or other personal injury of any kind or description. Negligence or wrongful act shall include the conduct of research contrary to the Protocol in one or more material respects.

         (c) SII shall indemnify Alliance from and against all claims by third parties for damages for or injunction against property damage arising from, resulting or allegedly resulting from the Anticort trial including, without limitation, any past, present or future damage to any property belonging to or in the care, custody or control of Alliance, SII or any third party, including physical damage to or loss of real property or tangible personal property, or any past, present or future damage to or impairment of intangible property, including intellectual property protected or allegedly protected by patent, patent pending, trademark, copyright or common law or any claim of right under a patent, patent pending, trademark, copyright or common law.

         (d) SII shall indemnify Alliance from and against all claims or expenses in or arising from any civil or criminal proceeding or inquiry brought or commenced by any governmental agency arising from or relating to the Anticort trial, unless such claims or proceedings arise from or are attributable to the negligence or wrongful act of Alliance or its agents or employees. Negligence or wrongful act shall include the conduct of research contrary to the Protocol in one or more material respects.

IX. Disclaimer of Alliance Liability

         SII agrees that Alliance, and the directors, officers, employees or agents of Alliance, shall not be liable to and owe no duty to SII for any losses incurred by SII and the directors, officers, employees or agents of SII resulting from or incurred under this agreement including, without limitation, bodily injury, death, personal injury, or any past, present or future damage to any property, including physical damage to or loss of property belonging to SII while such property is in the care, custody or control of Alliance, or any past, present or future damage to or impairment of intangible property, including intellectual property protected or allegedly protected by patent, patent pending, trademark, copyright or common law or any claim of right under a patent, patent pending, trademark, copyright or common law.

X. Insurance

         Alliance and SII each hereby represent and warrant to the other that it currently maintains comprehensive general liability insurance, including errors and omissions or professional malpractice liability insurance, in the amounts of not less than $1,000,000 per occurrence and $2,000,000 aggregate. Without limiting the indemnification obligations of each party pursuant to section VIII, or the disclaimer of Alliance liability pursuant to section IX, each of Alliance and SII shall, for a period of two years commencing with the execution of this agreement, (i) maintain insurance coverage at or above the current occurrence and aggregate limits of the policies specified in the first sentence of this section IX and (ii) obtain endorsements naming the other as an additional insured under each such policy.

XI. Termination

         Either Alliance or SII may, at any time, advise the other by written notice that implementation or completion of the Protocol, or performance of this agreement, has become impossible due to circumstances beyond the control of the party giving such notice. This agreement and the Anticort trial shall terminate thirty (30) calendar days following such notice. In the event of termination pursuant to this section XI, the obligations of Alliance shall be limited to (i) returning to SII all Anticort then currently in the possession of Alliance, (ii) executing and delivering to SII all instruments required to effect compliance by Alliance with its obligations pursuant to paragraph (d) of section VII and (iii) providing SII with copies of all papers, tapes, disks, diskettes or other tangible materials currently in its possession that would have been provided to, or would have become the basis for other papers to be provided to, SII pursuant to section VII of this agreement and the Protocol provided, however, that Alliance shall have no obligation to create or in any way edit any papers, tapes, disks, diskettes or other tangible documents, writings or other materials. In the event of termination pursuant to this section XI, Alliance shall be entitled to payment for, and SII shall pay within ten (10) business days of receipt of an invoice therefor, all direct and indirect costs actually incurred by Alliance in connection with the Anticort trial which, as of the date of termination, remain unreimbursed through one or more of the installments already paid by SII pursuant to section IV. Alliance and SII expressly agree and acknowledge that, notwithstanding the termination of this agreement pursuant to this section XI, the provisions of sections VI, VIII, X and XI shall survive and remain in effect in accordance with their respective terms.

XII. Use of Parties Names

         Alliance and SII will obtain prior written permission from each other before using the name, symbols and/or trademarks of the other party in any form of publicity. This shall not include legally required disclosure by Alliance or SIT that identifies the existence of this Agreement.

XIII. Waivers

         No waiver by either party of a breach of any provision of this agreement shall constitute a waiver of any other breach of such provision. Failure of either party to enforce at any time, or from time to time, any provision of this agreement shall not be construed as a waiver thereof.

XIV. Entire Agreement and Construction With Protocol

         This agreement shall constitute the complete and exclusive statement of the understanding of the parties concerning their respective rights and obligations arising from, relating to or concerning the Anticort trial. In the event of any conflict or inconsistency between this agreement and the Protocol, the provisions of this agreement shall govern and shall be given conclusive effect.

XV. Modifications

         No modification, amendment, waiver or release of any provision of this agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose unless in writing and duly executed by both Alliance and SII in the same manner as this agreement.

XVI. Governing Law

         This agreement shall be governed by and construed in accordance with the laws of the State of California.

XVII. Notices

         All notices by either party to the other hereunder, including notice of a change in the address information set forth below, shall be in writing and shall be delivered either by first class mail, postage prepaid, or by facsimile transmission during regular weekday business hours which shall be effective only upon receipt by the sender of confirmation by telephone of the date and time of receipt thereof from a full time employee of the recipient, and shall be addressed as follows:

          Alliance:    AIDS RESEARCH Alliance
                       Attention: Gregory Britt, CEO
                       621A North San Vicente Boulevard
                       West Hollywood, CA 90069
                       Fax: (310) 358-2431

          SII:         Steroidogenesis Inhibitors International Corporation
                       Attention: Alfred Sapse, M.D.
                       President
                       2001 Flamingo Road, Suite 100-B
                       Las Vegas, NV 89119
                       Fax: (702) 733-9505

         IN WITNESS WHEREOF, each of Alliance and SII have caused this agreement to be subscribed in its behalf by its duly authorized officer on the day, month and year first above written.

          AIDS RESEARCH ALLIANCE                    SII CORPORATION

          By /s/ Gregory S. Britt                   By /s/ Alfred Sapse, M.D.
             ---------------------                     -----------------------
             Gregory S. Britt                          Alfred Sapse, M.D.
             Chief Executive Officer                   President